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                              E X H I B I T I O N
                               A G R E E M E N T


        THIS EXHIBITION AGREEMENT, entered into this 9th day of October, 1996 by and between RMS Titanic, Inc., a corporation organized under the laws of the State of Florida and having its principal place of business at 17 Battery Place, New York, New York 10004 ("RMST") and The National Maritime Center Authority, a political subdivision of the Commonwealth of Virginia having its principal place of business at One Waterside Drive, Norfolk, Virginia 23510 ("Nauticus").

        WHEREAS, RMST and Nauticus wish to work in association with one another to present an exhibition in Nauticus of artifacts recovered by RMST from the wreck site of the Titanic (the "Exhibition"), together with supporting material, and

        WHEREAS, RMST wishes to provide artifacts recovered from the Titanic wreck site, together with supporting material, and Nauticus wishes to finance, design, construct and operate the Exhibition, subject to the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

        1.      DEFINITIONS.

        Except as otherwise indicated elsewhere in this Agreement, the following words and expressions shall have the following meanings:

        1.1 "Artifacts" shall mean the objects recovered during RMST's 1996 recovery expedition to the wreck site of the Titanic as enumerated on Schedule A annexed hereto and approximately 10 objects in the ownership of RMST recovered from the wreck site of the Titanic in RMST's 1987, 1993 or 1994 recovery expeditions, all as enumerated on Schedule B annexed hereto. Any additions, deletions or modifications to Schedule A annexed hereto must be mutually approved by RMST and Nauticus.

        1.2 "Exhibition Term" shall mean the period commencing November 27, 1996 (or such earlier date as may be mutually agreed upon by the parties) and expiring on March 31, 1997.

        1.3 "Pennec" shall refer to Stephane Pennec of LP3 Conservation, 8 Rue de Tanneries, 21140 Semur-en-Auxois, France;

        1.4 "Project Expenses" shall include, all costs and expenses authorized by Nauticus of every kind and description incurred in establishing and presenting the Exhibition (except as may be otherwise expressly set forth herein), including, without limitation, design and fabrication of the Exhibition, and operating the Exhibition.
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        1.5     "Revenue" shall mean and include the aggregate of:

        1.5.1 "Merchandising Revenue," which shall include all revenues derived from the sale of RMST merchandise (as defined in Section 7.1 hereof) sold at Nauticus or at satellite merchandise sites in the metropolitan area of Norfolk, Virginia pursuant to Section 7.3 hereof, minus sales tax, credit card fees and check verification fees.

        1.5.2 "Sponsorship Revenue," which shall include all revenues derived from the granting of sponsorship or promotion rights to third parties for the Exhibition. For purposes of the foregoing, the City of Norfolk and the Virginia Waterfront Commission shall not be deemed sponsors.

        1.5.3 "Ticket Revenue," which shall include all sums generated by ticket sales at the Exhibition and through authorized ticket sale outlets, minus sales tax, admissions tax, credit card fees, ticket outlet service fees, and check verification fees.

        1.6 "Supporting Material" to be supplied by RMST shall mean material relating specifically to the recovery of the Artifacts recovered by RMST from the wreck site of the Titanic, including but not limited to photographs and video footage.

        1.7 "Venue" shall mean the building known as The National Maritime Center or NAUTICUS in the City of Norfolk.

        2.      THEMES AND DURATION OF THE EXHIBITION, AND RMST'S CONSULTATION
                RIGHTS.

        2.1 The parties agree that the Exhibition will principally address RMST's 1996 recovery expedition to the Titanic wreck site and conservation of the Artifacts.

        2.2 The name of the Exhibition shall be "Expeditions to the Titanic," or such other name mutually agreed upon by the parties.

        2.3 The Exhibition is to be co-presented by Nauticus and RMST, and will be advertised and promoted in such manner as will reasonably give recognition to RMST's co-production of the Exhibition.

        2.4 Nauticus and RMST acknowledge that work on the design and construction of the Exhibition will commence following the execution of this Agreement, and, subject to the terms of this Agreement, that Nauticus will have the responsibility for the design and construction of the Exhibition. In connection with these matters, Nauticus acknowledges that

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RMST has sought, and intends to continue to seek, to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance. Nauticus accordingly agrees that the Exhibition will be designed and constructed in a manner that is consistent with RMST's desire to preserve and promote the memory of the Titanic, as described above. In furtherance of the foregoing, Nauticus agrees:

                2.4.1 (a) The design and content of the Exhibition; (b) the content of all marketing, advertising and public relations materials;
        (c) the content of a guided or other tour of the Exhibition to be produced by Nauticus, as provided elsewhere herein; and (d) and the content of a catalogue for the Exhibition shall all be subject to review by RMST. Nauticus will cooperate with RMST and make such changes as are required by RMST as will not increase the cost of the design and construction of the Exhibition beyond the $300,000 budget and will not delay the opening date of November 27, 1996, or increase the cost of the marketing, advertising and public relations activities beyond the $200,000 budget.

                2.4.2 Nauticus will require its key design and other specialist personnel to meet with representatives of RMST to review the progress of preparation of the Exhibition.

                2.4.3 Upon reasonable request of RMST, Nauticus will provide reasonable access for RMST representatives to observe the construction of the Exhibition.

        3.      THE OBLIGATIONS OF NAUTICUS.

        Nauticus agrees to pay all Project Expenses and to:

        3.1 Obtain all rights, permits and licenses as may be required, for presentation of the Exhibition in the Venue, and in connection therewith, Nauticus represents and warrants that all improvements of the Venue will be completed sufficiently in advance of the opening of the Exhibition so as to permit the Exhibition to commence as scheduled and to properly display the Artifacts and present them in a manner that will allow the public to safely view them.

        3.2 Develop and implement a comprehensive marketing, advertising, promotion and public relations plan for the Exhibition in consultation with RMST, for which Nauticus is committed to cause to have expended Two Hundred Thousand ($200,000) Dollars, or causing the placement of advertising having a value of $200,000, with any donated advertising media, such as television advertising time, to be valued by mutual agreement of the parties.

        3.3 Develop and implement a comprehensive admissions and sales program including ticket sales, toll-free telephone sales, media and sales blitzes, box office, group sales,

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and other means to maximize attendance at the Exhibition.

        3.4 Be responsible for the care and storage of the Artifacts and Supporting Material, including, but not limited to, conservation inspections so as to protect the Artifacts from the elements, extreme lighting, temperature, humidity, unauthorized photography, filming or videotaping, or handling by unauthorized personnel in a manner that could damage the Artifacts. Nauticus shall not be responsible for any damage to Artifacts that arises from a condition or conduct that RMST has approved in advance in writing.

        3.5 Provide full insurance coverage for the Artifacts as indicated on Schedules A and B, but not to exceed Five Million ($5,000,000) Dollars in assessed valuation, from the time the Artifacts are delivered by RMST to Nauticus until they are returned to RMST.

        3.6 Be responsible for the installation and de-installation of the Artifacts in the Exhibition.

        3.7 Be responsible for all staffing and the daily operations of the Exhibition.

        3.8 Be responsible for the security of the Artifacts and the Supporting Material from the time the Artifacts and Supporting Material are delivered by RMST to Nauticus and until returned to RMST in accordance with
Section 3.10 hereof.

        3.9 Be responsible for payment of all Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxois to Nauticus and for their subsequent return to RMST in Norfolk, Virginia within thirty (30) days of the end of the Exhibition Term.

        3.10    Provide secure, pest-free storage for shipping crates.

        3.11 Use its best efforts to publish an Exhibition catalogue, which shall be sold at the Exhibition's Merchandise Shop to be established in accordance with Section 7.1 hereof or at satellite merchandise shops described in Section 7.3 hereof.

        3.12 Use its best efforts to produce a guided tour for the Exhibition to be available on Monday through Friday during the Term.

        3.13 Grant RMST a right of first refusal for the purchase of any or all display cases, theatrical pieces, didactic panels, models, lighting instruments, and other display items that may be developed by Nauticus for the Exhibition at a price equal to seventy-five (75%) percent of the cost of the production thereof, with such right of first refusal to be exercised no later than the close of the Exhibition and with Nauticus to furnish RMST with an itemized list of the foregoing items, including the cost thereof, within thirty
(30) days of the opening of the Exhibition. Payment for such items shall be due in full upon RMST's acceptance of delivery of the items at the Venue in an "as is" condition no later than thirty (30) days after the end of


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the Exhibition Term.

        3.14 Design, construct, market and operate the Exhibition to the highest standards possible and in the same manner as previous "NAUTICUS" exhibitions.

        4.      RMST's OBLIGATIONS.

        RMST agrees to:

        4.1 Arrange for the Artifacts to be transported for delivery to Nauticus on or before November 1, 1996, and RMST represents and warrants that delivery thereof will be made on a timely basis, subject to the fulfillment of Nauticus' obligations pursuant to Section 3.9 hereof.

        4.2 Make available such Supporting Material as and when Nauticus shall reasonably require following consultation with RMST, subject to RMST's obligations to also make available Supporting Material for the exhibition of Titanic artifacts in Memphis, Tennessee commencing on or about April 3, 1997 and in Europe commencing on or about May 1, 1997.

        4.3 During the Exhibition Term, RMST shall not, and shall not grant to any third parties any rights to, exhibit objects recovered from the Titanic in North America.

        4.4 Subject to RMST's obligations to use its best efforts to assist Memphis, Tennessee in obtaining permission from IFREMER for the inclusion of IFREMER's one-third scale model of its submersible "Nautile" (the "Model") at the Memphis exhibition described in Section 4.2 hereof, RMST shall assist Nauticus in obtaining permissions from IFREMER for the inclusion of the Model at the Exhibition.

        4.5     Subject to the fulfillment of Nauticus' obligations pursuant to
Section 3.9 hereof and the approval of Nauticus, which approval shall not be unreasonably withheld, arrange for all Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxois to Nauticus and for their subsequent delivery to RMST in Norfolk, Virginia within thirty (30) days of the end of the Exhibition Term. In connection with the foregoing, RMST shall supply pest free storage crates for the transportation of the Artifacts.

        4.6 RMST shall use its best efforts, subject to the availability of funding from one or more third parties, to produce a film having a length of approximately 26 minutes for presentation in the main theater of Nauticus (the "Film"). In the event that the Film is presented, a separate admission of $2.00 per person shall be charged, $0.50 of which shall be retained by Nauticus and the balance of $1.50 thereof shall be remitted to RMST on the same terms as the remittance of Ticket Revenue pursuant to Section 5.1 hereof.

        4.7 RMST represents and warrants that it has title and rights to all of the

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Artifacts, free and clear of all liens and encumbrances that could affect the ability of RMST to exhibit the Artifacts at Nauticus during the Exhibition
Term.

        4.8 RMST shall arrange for the packing and removal of the Artifacts within thirty (30) days of the end of the Exhibition Term.

        5.   COLLECTION, DIVISION AND PAYMENT OF REVENUES.

        5.1 Ticket Revenue from the sale of the first 150,000 tickets to the Exhibition, not including tickets sold to school groups, shall be divided between the parties as follows: two-thirds (2/3) thereof shall be paid to Nauticus and one-third (1/3) thereof shall be paid to RMST. Except as set forth below with respect to Ticket Revenue derived from school groups, all Ticket Revenue from the sale of more than 150,000 tickets shall be divided equally between the parties. Two-thirds (2/3) of all Ticket Revenue derived from school groups shall be paid to Nauticus and one-third (1/3) thereof shall be paid to RMST, except that RMST shall receive, in lieu of the foregoing, the sum of One ($1.00) per student for each student group that has been booked as of September 23, 1996 to be admitted to Nauticus during the Exhibition Term. All Ticket Revenue shall be collected by Nauticus and RMST's share thereof shall be remitted to RMST within seven (7) days of receipt thereof by NAUTICUS.

        5.2 Sponsorship Revenue shall be divided equally between the parties, and shall be payable to and collectible to Nauticus; provided, however, in the event that Nauticus' share of Ticket Revenue and Merchandising Revenue shall not equal the aggregate of up to $500,000 expended for design, construction and marketing of the Exhibition, then Sponsorship Revenue shall first be applied to the payment to Nauticus of the difference between $500,000 and Nauticus' share of Ticket Revenue and Merchandising Revenue, and the balance of any Sponsorship Revenues shall be divided equally between the parties. Subject to the foregoing, RMST's share of Sponsorship Revenue shall be remitted to RMST within seven (7) days of the end of the Exhibition Term or Nauticus' recoupment of such $500,000 from Ticket Revenue and Merchandising Revenue, whichever is earlier. RMST and Nauticus agree to jointly develop appropriate sponsorship packages for the solicitation and procurement of sponsors for the Exhibition, and no sponsor shall be entitled to rights and privileges other than those mutually agreed upon by RMST and Nauticus. Nothing in this Agreement shall be construed as prohibiting or limiting the rights of either party to solicit, before, during and after the Exhibition Term, sponsors for its exhibition activities apart from the Exhibition, and both parties expressly acknowledge that neither party shall have any right to share in any sponsorship revenues derived from either party's other exhibition activities.

        5.3 All Merchandising Revenue, less cost of goods sold and the payroll of personnel which specifically staff the RMST Merchandise Shop, such as cash register attendants and sales clerks, shall be divided equally between the parties and shall be collected by Nauticus, with RMST's share thereof, plus costs of goods, to be paid to RMST in arrears on a monthly basis, with such payment to be made within fifteen (15) days of the calendar end of each month. For purposes of the foregoing, costs of good sold shall mean the cost that RMST pays to

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produce or purchase the goods.

        5.4 Except for obligations pursuant to Section 11 hereof, RMST shall not bear any responsibility for any financial losses that may be incurred in connection with the presentation of the Exhibition.

        5.5 Nauticus shall furnish to RMST monthly accountings regarding Ticket Revenue, Sponsorship Revenue and Merchandising Revenue no later than fifteen (15) days after the close of the month covered by such accounting. RMST shall furnish Nauticus monthly accountings regarding costs of goods within seven (7) days after the close of the month covered by such accounting.

        5.6 Except for obligations pursuant to Section 11 hereof, Nauticus shall not bear any responsibility or liability for any financial losses that may be incurred by RMST.

        5.7 (a) Nauticus shall maintain all books of accounts and all documents necessary to audit, review and verify Revenue. Nauticus agrees to allow authorized representatives of RMST to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by Nauticus to RMST pursuant to Section 5.5 hereof, then Nauticus shall be responsible for payment of the costs of such audit.

             (b) RMST shall maintain all books of accounts and all documents necessary to audit, review and verify cost of goods sold for which RMST furnishes accounting pursuant to Section 5.5 hereof. RMST agrees to allow authorized representatives of Nauticus to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by RMST to Nauticus pursuant to Section 5.5 hereof, then Nauticus shall be responsible for payment of the costs of such audit.

        6.   MARKETING, ADVERTISING AND PUBLICITY.

        6.1 RMST shall be fully consulted about and shall participate in the scheduling and details of all marketing, advertising and publicity activities relating to the Exhibition. RMST shall cooperate and not unreasonably withhold its consent to, or unreasonably refuse to participate in, promotional activities.

        6.2 Nauticus shall make available to RMST any advertising or promotional material in advance of the utilization thereof by Nauticus for the marketing or promoting the Exhibition. RMST shall make available to Nauticus any advertising or promotional material in advance of the utilization thereof by RMST for marketing or promoting the Exhibition.

        6.3 No advertising, promotional or other marketing materials may be used by

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Nauticus without RMST's prior written consent, which consent shall not be unreasonably withheld.

        7.      MERCHANDISING.

        7.1 The parties agree that a gift shop shall be established within the Exhibition (the "Exhibition Merchandise Shop") consisting of approximately 400 square feet for the offer of merchandise related to the Titanic, the Exhibition or RMST ("RMST Merchandise") and such other merchandise as the parties shall mutually agree upon. All staff and equipment necessary for the operation of the Exhibition Merchandise Shop shall be furnished by Nauticus. RMST shall provide and replenish as needed an adequate inventory of souvenir apparel (T-shirts, polo shirts, sweat shirts, and caps), printed and audio visual materials, such as posters, post cards, books and videotapes about the Titanic, and other souvenir items, such as pencils, pens, mugs and authentic Titanic coal, for purchase at the Exhibition Merchandise Shop. Any remaining inventory of RMST Merchandise at the expiration of the Exhibition Term shall be the sole property of RMST, and Nauticus shall have no obligation to make any payment for the costs of such goods. A reasonable cross-section of the RMST Merchandise shall also be made available for sale at the gift shop that customarily operates at Nauticus. The items of merchandise to be sold at the Merchandise Shop relating to or depicting the Titanic shall be subject to RMST's consent, which consent shall not be unreasonably withheld, based upon RMST's desire to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance.

        7.2 To the extent that Nauticus obtains the names and/or addresses of the purchasers of merchandise at the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

        7.3 No merchandise derived from, related to or depicting the Artifacts, Supporting Material or other property rights of RMST shall be offered for sale or sold by Nauticus through any outlet other than the Merchandise Shop or at satellite merchandise sites in the metropolitan area of Norfolk, Virginia during the Exhibition Term, including, but not limited to, direct marketing programs conducted by mail, telemarketing, any public or proprietary on-line computerized interactive information retrieval network or system (the "Internet"), or otherwise, without the express written consent of RMST.

        7.4 Nothing in this Agreement shall be construed as prohibiting or limiting the rights of RMST to market merchandise related to the Titanic through non-retail means throughout the world and through retail means outside of the Commonwealth of Virginia.

        8.      AUDIO VISUAL RIGHTS.

        8.1 Except for: (a) the purpose of the theater presentations to be made pursuant


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to Section 4.5 hereof; and, (b) the purpose of promoting the Exhibition (the
"Promotional Work"), no television, video, film, music, photograph or other audio visual rights, including but not limited to, telecommunication mediums such as the Internet, are granted by RMST to Nauticus. The parties further agree that the subject of the Promotional Work shall be limited to the Exhibition, and that subject to RMST's prior written consent, a reasonable portion of RMST's Supporting Material shall be made available for utilization in the Promotional Work. All rights and title to photographs of the Artifacts and RMST's Supporting Material shall be owned exclusively by RMST, and no rights or interests therein are hereby conferred upon Nauticus except as expressly set forth in this Agreement. RMST shall have the right to approve the content and form of the Promotional Work prior to the release thereof to the public, which consent shall not be unreasonably withheld.

        8.2 Any Internet site used by Nauticus to promote or advertise the Exhibition shall include a reference, on the initial screen thereof, that the Exhibition is co-produced with RMST, and shall contain a hypertext link to RMST's internet site at the first reference to RMST. Any Internet site used by RMST shall include a reference, on the initial screen thereof, that the Exhibition is being presented at Nauticus, and shall contain a hypertext link to the Internet site used by Nauticus to promote or advertise the Exhibition.

        8.3 Nauticus will refuse admission to the Exhibition to anyone carrying, or who has within their control, sight or sound devices which enable them to film or record the Exhibition, and will eject any person who refuses to relinquish such sight and sound equipment prior to entering the Exhibition.

        9.      TICKET SALES.

        9.1     All ticket prices for the Exhibition shall be as follows:
Adults -- $12.95; Seniors (60+) and military -- $11.95; Youth (5-16 yrs.) -- $9.95; members of Nauticus as of the date of this Agreement -- $5.95; members of groups that rent all or a portion of the facilities of Nauticus during the Exhibition Term (at Nauticus' usual and customary rental rates) who are admitted to the Exhibition -- $.5.95. Except with respect to groups that rent a portion of the facilities of Nauticus, a ticket for admission to the Exhibition will include admission to all other attractions and public facilities in Nauticus. Nauticus reserves the right to adjust or change any and all rates as may be required to properly market the Exhibition. RMST acknowledges that Nauticus has booked one group which has rented the entire Nauticus facilities for the evening of December 23, 1996, and no separate charges will be made to such group for admission to the Exhibition, and no portion of such rental charge will be payable to RMST.

        9.2 To the extent that Nauticus obtains the names and/or addresses of the purchasers of tickets for the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.



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        10.      PRE-RECORDED TOUR GUIDE.

        Nauticus shall have the right, but not the obligation, to arrange for the pre-recording at the Exhibition of a pre-recorded tour guide, subject, however, to RMST's written approval thereof, which approval shall not be unreasonably withheld. It is agreed that all persons attending the Exhibition will be entitled to receive such pre-recorded tour guide without payment of additional charges or fees.

        11.     INDEMNITIES.

        11.1 RMST agrees to indemnify, defend and hold harmless Nauticus, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Nauticus may incur or be liable for as a result of any claim, suit or proceeding made or brought against Nauticus based upon, arising out of, or in connection with RMST's breach of any of its duties or obligations hereunder.

        11.2 Nauticus, as may be permitted by law, agrees to indemnify, defend and hold harmless RMST, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that RMST may incur or be liable for as a result of any claim, suit or proceeding made or brought against RMST based upon, arising out of, or in connection with Nauticus's breach of any of its duties or obligations hereunder.

        11.3 Each party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

        12.     TRADEMARK RIGHTS.

        Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo, except the right to use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit of the respective owner.

        13.     OBLIGATIONS UPON TERMINATION.

        13.1 Within thirty (30) days of termination of the Exhibition Term, RMST at the request of Nauticus shall forthwith return to Nauticus or otherwise dispose of as Nauticus may direct all pamphlets, literature, photographs, catalogues, advertising material, specifications,

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cost estimates and other materials, documents and papers whatsoever belonging to
Nauticus and sent to RMST relating to the Exhibition (other than correspondence between Nauticus and RMST) which RMST may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

        13.2 Within thirty (30) days of termination of the Exhibition Term, Nauticus at the request of RMST shall forthwith return to RMST or otherwise dispose of as RMST may direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMST and sent to RMST relating to the Exhibition (other than correspondence between Nauticus and RMST) which Nauticus may have in its possession or under its control, except that Nauticus shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

        13.3 If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

        14.     MISCELLANEOUS.

        14.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

        14.2 Parties in Interest. This agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

        14.3 Governing Law. This agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, USA, without recourse to its conflict of laws principles.
Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States of America for the Eastern District of Virginia, and, by execution and delivery of this Agreement, Nauticus and RMST hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nauticus and RMST hereby irrevocably waive, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

        14.4 Notices. All notices required to be given under the terms of this Agreement shall be in writing (including telegraphic, telex, and facsimile transmissions, provided

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that a copy thereof is also sent by certified or registered air mail on the same day as such telegraphic, telex or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by certified or registered air mail, return receipt requested, as follows:

                        If to RMST, addressed to:

                        RMS Titanic, Inc.
                        17 Battery Place
                        Suite 203
                        New York, New York
                        Attention:    George Tulloch, President


                        If to Nauticus, addressed to:

                        The National Maritime Center - NAUTICUS
                        One Waterside Drive
                        Norfolk, VA 23510
                        Attention:    David T. Guersney, Jr., President

All such notices shall be effective upon the delivery thereof to the addressee in person or via telegraph, telex or facsimile, or if mailed, five (5) business days after the deposit thereof in the mails. Any party may change their respective addresses by giving notice as herein provided.

        14.5 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof. Each party hereto acknowledges that no representations, inducement, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this agreement nor any term hereof may be changed, waived, discharged or terminated orally. This agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

        14.6 Assignability. This agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

        14.7 Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.


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        14.8    No Waiver.  The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        14.9 Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement ("Force Majeure") the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible, the parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.

        14.11 Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.

        14.12 Confidentiality. RMST and Nauticus agree, as may be permitted by law, not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither RMST nor Nauticus shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

        14.13 Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between RMST and Nauticus except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.

        14.14 Remedies. Remedies provided to the parties by this Agreement are not exhaustive or exclusive, but are cumulative of each other and in addition to any other remedies the parties may have in law or equity.

        14.15 Survival of Representations. The representations, warranties, indemnification, and confidentiality provisions set forth in this Agreement shall be continuing and shall survive the expiration of the Exhibition Term.

        14.14 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.


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                14.15 Counterparts. This agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

                IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

RMS TITANIC, INC.                            THE NATIONAL MARITIME CENTER
                                              AUTHORITY

By: /s/ George Tulloch                       /s/ David T. Guernsey
    ------------------------------           -----------------------------------
      George Tulloch, President                David T. Guernsey, Jr., President

ATTEST:                                      ATTEST:



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